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                                                                    Exhibit 4.10







                                January 31, 2002


Genencor International, Inc.
200 Meridian Centre Boulevard
Rochester, New York 14618
Attn: Andrew P. Ashworth, Global Treasurer

         Re: Credit Agreements dated as of January 31, 2001 - Acquisition of
             Enzyme Bio-Systems

Dear Mr. Ashworth:

         Reference is made to the following Credit Agreements dated as of January 31, 2001, each of which is among Genencor International, Inc., as Borrower, and JPMorgan Chase Bank (formerly The Chase Manhattan Bank), Individually and as Administrative Agent, ABN AMRO Bank N.V., The Bank of New York and Credit Suisse First Boston, as Lenders:

         a. $16,000,000 364-day Credit Agreement, as amended by Amendment No. 1 dated as of April 20, 2001 and by Amendment No. 2 dated as of January 31, 2002 (as so amended the "364-DAY CREDIT AGREEMENT"); and

         b. $32,000,000 3 Year Credit Agreement, as amended by Amendment No. 1 dated as of April 20, 2001 (as so amended, the "3 YEAR CREDIT AGREEMENT").

         Each of the 364-Day Credit Agreement and the 3 Year Credit Agreement is hereinafter sometimes referred to as a "CREDIT AGREEMENT". Unless otherwise defined herein, terms defined in the Credit Agreements are used herein as so defined.

         Borrower has advised the Lenders that Borrower desires to acquire (the "EB ACQUISITION") all of the issued and outstanding stock of Enzyme Bio-Systems Ltd ("EB"), a wholly-owned subsidiary of Corn Products International, Inc. Borrower has further advised the Lender as follows:


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Genencor International, Inc.
January 31, 2002
Page 2

1. The EB Acquisition will be completed in accordance with the letter of intent, and attached term sheet, dated November 16, 2001, a copy of which is attached to this letter as EXHIBIT 1, and a summary of the EB Acquisition attached to the December 19, 2001 letter of Andrew P. Ashworth to Scott Rose, a copy of which is attached to this letter as EXHIBIT 1A.

2. EB will be operated as a Wholly-Owned Subsidiary of Borrower. EB has no direct or indirect Subsidiaries.

3. The Borrower will not be assuming any liabilities in the EB Acquisition except for EB Indebtedness not to exceed $1,250,000.

4. The purchase price being paid by Borrower in the EB Acquisition will not exceed $37,000,000 cash (the "PURCHASE PRICE"), the payment of which will not be financed, directly or indirectly, with (i) Loan proceeds under the 364-Day Credit Agreement and/or (ii) Loan proceeds under the 3 Year Credit Agreement in excess of $20,000,000. On the date of this letter and on the closing date of the EB Acquisition, no amounts will be outstanding under the 364-Day Credit Agreement and the principal balance outstanding under the 3 Year Credit Agreement will not exceed $20,000,000.

5. None of the assets of EB will, after the EB Acquisition, be subject to any Liens, except as permitted under SECTION 6.02 of each Credit Agreement.

6. No Default exists on the date hereof and the closing of the EB Acquisition will not cause any Default on the date of closing under any provisions of either of the Credit Agreements or the other Loan Documents, except that the payment of the Purchase Price will constitute an Investment under clause (b) of the definition of Permitted Investments that will exceed 10% of Consolidated Net Worth (the "10% of Consolidated Net Worth Limitation"). Borrower has requested that the Lenders waive the 10% of Consolidated Net Worth Limitation, as it applies to the EB Acquisition, in order to permit Borrower to pay the Purchase Price.

7. Borrower has provided the Lenders with certain financial information regarding the EB Acquisition and its projected effect on Borrower.

         In reliance on the foregoing, each of the undersigned hereby waives
SECTION 6.04 of the Credit Agreements to the extent that the 10% of Consolidated Net Worth Limitation applies to Borrower's payment of the Purchase Price. This waiver shall be subject to the following:

       A. The closing of the EB Acquisition must be consistent with the terms of EXHIBITS 1 AND 1A.


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Genencor International, Inc.
January 31, 2002
Page 3

      B. The Lenders shall have received a Guarantee of EB, in form acceptable to the Required Lenders, of all Indebtedness of the Borrower to the Lenders, in compliance with SECTION 5.09 of each Credit Agreement, along with the other documentation required by SECTION 5.09 with respect to such Guarantee.

      C. With each report furnished by the Borrower to the Administrative
Agent and each Lender pursuant to SECTION 5.01(C) of each Credit Agreement, the Borrower will submit a report, in form satisfactory to the Administrative Agent, indicating the following:

         1. The initial amount, and any additional amounts, of each Permitted Investment made after January 31, 2001, the nature and form of each such Investment and the total initial cost of all such Investments and additional amounts.

         2. The Purchase Price paid as of the reporting date.

         3. The 10% of Consolidated Net Worth Limitation as of the reporting date.

      D. The statements set forth in PARAGRAPHS 1 THROUGH 7 above shall be complete and accurate and Borrower shall have received all approvals and consents required in order to complete the EB Acquisition, including any required pursuant to the Note Agreement.

      The foregoing constitutes the entire agreement of the undersigned in connection with the EB Acquisition. The undersigned have not agreed to any consent, waiver or amendment with respect to the Loan Documents, or to any transaction, except as specifically provided above; and except as so provided, the Loan Documents shall remain in full force and effect in accordance with their terms.

         This letter shall not have any force or effect until you execute two
(2) copies of this letter in the blank provided after the close hereof and return them to the Administrative Agent, in order to affirm the statements set forth in PARAGRAPHS 1 THROUGH 7 above and to indicate your acceptance of the terms and conditions set forth herein.

                                  JPMorgan Chase Bank, Individually and as
                                  Administrative Agent


                                  By:      /s/  Scott Rose
                                           -----------------------------------
                                           Name:  Scott Rose
                                           Title:  Vice President


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Genencor International, Inc.
January 31, 2002
Page 4


                        ABN AMRO Bank, NV


                        By:      /s/  Craig W. Trautwein
                                 -----------------------------------
                                 Name:  Craig W. Trautwein
                                 Title:  Vice President


                        By:      /s/  Todd J. Miller
                                 -----------------------------------
                                 Name:  Todd J. Miller
                                 Title:  Credit Officer



                        The Bank of New York


                        By:      /s/  David S. Csatari
                                 ------------------------------------
                                 Name:  David S. Csatari
                                 Title: Assistant Vice President


                        Credit Suisse First Boston


                        By:      /s/  William S. Lutkins      /s/  Robert Heto
                                 -----------------------------------------------
                                 Name:  William S. Lutkins       Robert Heto
                                 Title:  Director                Director




         The statements set forth in Paragraphs 1 - 7 above are complete and accurate and the conditions to the above waiver, and the agreements required of the Borrower, set forth in the above letter are accepted and agreed to.


                        Genencor International, Inc.


                        By:      /s/  Raymond J. Land
                                 -----------------------------------
                                 Name:  Raymond J. Land
                                 Title:   Senior Vice President
                                          Chief Financial Officer